UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 22, 2008

Carmike Cinemas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia	31901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 576-3400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective on May 22, 2008, upon approval by the stockholders at the 2008 Annual Meeting of Stockholders of Carmike Cinemas, Inc. (the “Company”), the Company adopted amendments to the 2004 Incentive Stock Plan to increase the maximum number of shares of common stock that may be issued pursuant to stock grants by 300,000 shares and to increase the aggregate number of shares of common stock authorized for issuance under the plan by 300,000 shares. A description of the material terms of the plan, as amended, are set forth under the heading “Description of 2004 Incentive Stock Plan” in the Company’s proxy statement filed with the Securities and Exchange Commission on April 21, 2008, which description is hereby incorporated into this Item 5.02(e) by reference. The text of the plan, as amended and restated as of May 22, 2008, is set forth in Appendix A to the Company’s proxy statement, which text is hereby incorporated into this Item 5.02(e) by reference. The plan, as amended and restated, is also incorporated by reference in Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Carmike Cinemas, Inc. 2004 Incentive Stock Plan, as amended and restated, approved by the stockholders on May 22, 2008, filed as Appendix A to Carmike’s proxy statement filed on April 21, 2008, and incorporated herein by reference.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.

Date: May 30, 2008	By:	/s/ Lee Champion
Lee Champion
Senior Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Carmike Cinemas, Inc. 2004 Incentive Stock Plan, as amended and restated, approved by the stockholders on May 22, 2008, filed as Appendix A to Carmike’s proxy statement filed on April 21, 2008, and incorporated herein by reference.